STRADLEY RONON                               Stradley Ronon Stevens & Young, LLP
ATTORNEYS AT LAW                                        2600 One Commerce Square
                                                     Philadelphia, PA 19103-7098
                                                        Telephone (215) 564-8000
                                                              Fax (215) 564-8120

William S. Pilling, III
WPilling@stradley.com
215-564-8079

                                  June 23, 2003

Board of Trustees
Gartmore Variable Insurance Trust
1200 River Road
Conshohocken, PA 19428

Board of Trustees
The Montgomery Funds III
101 California Street
San Francisco, CA 94111

     Re: Agreement and Plan of  Reorganization  (the "Agreement") made as of the
     14th day of March 2003 by and among Gartmore  Variable  Insurance  Trust, a
     Massachusetts  business  trust  ("GVIT"),  on  behalf  of its  series,  the
     Gartmore  GVIT  Developing  Markets Fund (the  "Acquiring  Fund"),  and The
     Montgomery  Funds III, a Delaware  statutory trust  ("Montgomery  III"), on behalf of its series, Montgomery Variable Series Emerging Markets Fund (the
     "Acquired Fund"), Gartmore Global Investments, Inc. and Commerzbank AG
     ---------------------------------------------------------------------------

Ladies and Gentlemen:

     You have  requested  our  opinion  concerning  certain  federal  income tax consequences of the reorganization of the Acquired Fund (the  "Reorganization"), which will consist of: (i) the acquisition by the Acquiring Fund on the Exchange
Date of all of the  Assets of the  Acquired  Fund;  (ii) the  assumption  by the
Acquiring Fund, on the Exchange Date, of the Acquired Fund's Stated Liabilities;
(iii) the delivery to the Acquired Fund of full and  fractional  Class II shares of beneficial  interest,  without par value,  of the Acquiring  Fund,  which are voting securities (the "Acquiring Fund Shares") equal in number to the number of full and fractional shares of beneficial interest,  $.01 par value per share, of the Acquired  Fund held by  shareholders  of record as of the Exchange Date (the
"Acquired Fund Shares");  and (iv) the  distribution of Acquiring Fund Shares to the shareholders of the Acquired Fund according to their respective interests in the Acquired Fund,  following  which the Acquired Fund will be dissolved as soon
as  practicable  after  consummation  of  the  transactions   described  in  the
Agreement.

     In  rendering  our  opinion,  we have  reviewed  and relied  upon:  (a) the
Agreement,  made as of the 14th day of March  2003,  by and  among (in part) the
Acquired  Fund and the  Acquiring  Fund;  (b) the proxy  materials  provided  to shareholders  of the Acquired  Fund in

Philadelphia, PA o Malvern, PA o Wilmington, DE o Cherry Hill, NJ o Washington, DC
                 A Pennsylvania Limited Liability Partnership

Board of Trustees, Gartmore Variable Insurance Trust
Board of Trustees, The Montgomery Funds III
June 23, 2003

connection with the Special Meeting of Shareholders of the Acquired  Fundheld on
June 13, 2003; (c) certain representations concerning the Reorganization made to us by the Acquired Fund and the  Acquiring  Fund in a letter dated June 23, 2003
(the  "Representation  Letter");  (d) all other  documents,  financial and other reports and corporate  minutes we deemed relevant or  appropriate;  and (e) such statutes, regulations,  rulings and decisions as we deemed material in rendering this  opinion.  All terms used herein,  unless  otherwise  defined,  are used as defined in the Agreement.

     For purposes of this  opinion,  we have assumed that the Acquired  Fund, on the Exchange Date,  satisfies,  and immediately  following the Exchange Date the
Acquiring Fund will continue to satisfy, the requirements of Subchapter M of the
Internal Revenue Code of 1986, as amended (the "Code"),  for  qualification as a regulated investment company.

     Based on the foregoing,  and provided the  Reorganization is carried out in accordance with the applicable laws of the  Commonwealth  of  Massachusetts  and
State  of  Delaware,  the  terms  of the  Agreement  and the  statements  in the
Representation Letter, it is our opinion that:

     1.  The  acquisition  by the  Acquiring  Fund of all of the  Assets  of the
Acquired Fund, as provided for in the  Agreement,  in exchange for the Acquiring
Fund Shares and the assumption by the Acquiring  Fund of the Stated  Liabilities of the Acquired Fund,  followed by the  distribution by the Acquired Fund to its shareholders  of the  Acquiring  Fund  Shares  in  complete  liquidation  of the
Acquired Fund,  will qualify as a  reorganization  within the meaning of Section
368(a)(1)(F) of the Code, and the Acquired Fund and the Acquiring Fund each will be a "party to the  reorganization"  within the meaning of Section 368(b) of the
Code.

     2. No gain  or loss  will be  recognized  by the  Acquired  Fund  upon  the transfer of all of its Assets to, and assumption of its Stated  Liabilities  by, the Acquiring Fund in exchange for the Acquiring Fund Shares pursuant to Section
361(a) and Section 357(a) of the Code.

     3. No gain or loss  will be  recognized  by the  Acquiring  Fund  upon  the receipt  by it of all of the Assets of the  Acquired  Fund in  exchange  for the
Acquiring Fund Shares pursuant to Section 1032(a) of the Code.

     4. No gain  or loss  will be  recognized  by the  Acquired  Fund  upon  the distribution  of the  Acquiring  Fund  Shares to its  shareholders  in  complete liquidation  of the Acquired  Fund (in pursuance of the  Agreement)  pursuant to
Section 361(c)(1) of the Code.

     5. The basis of the Assets of the Acquired  Fund  received by the Acquiring
Fund  will be the  same as the  basis  of  these  Assets  to the  Acquired  Fund immediately prior to the exchange pursuant to Section 362(b) of the Code.

     6. The holding  period of the Assets of the Acquired  Fund  received by the
Acquiring Fund will include the period during which such Assets were held by the
Acquired Fund pursuant to Section 1223(2) of the Code.

Board of Trustees, Gartmore Variable Insurance Trust
Board of Trustees, The Montgomery Funds III
June 23, 2003

     7. No gain or loss will be recognized by the  shareholders  of the Acquired
Fund upon the  exchange of their  Acquired  Fund Shares for the  Acquiring  Fund
Shares (including fractional shares to which they may be entitled),  pursuant to
Section 354(a) of the Code.

     8. The basis of the Acquiring Fund Shares  received by the  shareholders of the Acquired Fund  (including  fractional  shares to which they may be entitled)
will be the same as the basis of the  Acquired  Fund Shares  exchanged  therefor pursuant to Section 358(a)(1) of the Code.

     9.  The  holding  period  of the  Acquiring  Fund  Shares  received  by the shareholders of the Acquired Fund (including fractional shares to which they may be  entitled)  will  include  the  holding  period of the  Acquired  Fund Shares surrendered  in exchange  therefor,  provided that the Acquired Fund Shares were held as a capital asset on the Exchange Date pursuant to Section  1223(1) of the
Code.

     10. The  Acquiring  Fund will succeed to and take into  account,  as of the date of the  transfer  as  defined in  Section  1.381(b)-1(b)  of the income tax regulations  issued  by  the  United  States  Department  of the  Treasury  (the
"Treasury  Regulations"),  the items of the Acquired  Fund  described in Section
381(c) of the Code.

     Our opinion is based upon the Code,  the applicable  Treasury  Regulations, the present positions of the Internal Revenue Service (the "Service") as are set
forth  in   published   revenue   rulings   and  revenue   procedures,   present
administrative positions of the Service, and existing judicial decisions, all of which are subject to change either  prospectively  or  retroactively.  We do not undertake to make any continuing analysis of the facts or relevant law following the date of the Reorganization.

     Our opinion is  conditioned  upon the  performance by GVIT on behalf of the
Acquiring  Fund and  Montgomery  III on  behalf  of the  Acquired  Fund of their undertakings  in the Agreement  and the  Representation  Letter.  Our opinion is limited to the transactions incident to the Reorganization described herein, and no opinion is rendered  with  respect to (i) any other  transaction  or (ii) the effect, if any, of the Reorganization (and/or the transactions incident thereto)
on  any  other  transaction  and/or  the  effect,  if  any,  of any  such  other transaction on the Reorganization.

     This opinion is being  rendered to GVIT on behalf of the Acquiring Fund and
Montgomery  III on behalf of the  Acquired  Fund and may be relied  upon only by such funds and the  shareholders  of each. We hereby  consent to the use of this opinion as an exhibit to the  Registration  Statement of the  Acquiring  Fund on
Form N-14, and any amendments  thereto,  covering the registration of the shares of the Acquiring Fund under the Securities Act of 1933, as amended, to be issued in the Reorganization.

                                   Very truly yours,

                                   STRADLEY, RONON, STEVENS & YOUNG, LLP

                                   By:  /s/ William S. Pilling, III
                                        -----------------------------------
                                         William S. Pilling, III, a partner